Exhibit 99.1

News Release

For Immediate Release

TearLab Corporation Reports 2014 Financial Results

San Diego, CA —March 12, 2015— TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the quarter and the year ended December 31, 2014. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles.

For the three months ended December 31, 2014, TearLab’s net revenues were $5.3 million, up 19% from $4.4 million for the same period in 2013. A total of 239 orders for TearLab systems were booked in the fourth quarter. Of those, 192 were under the Company’s new Flex program, 29 were under the Company's Masters Multi Unit Program, minimum use access programs decreased by 17 net of returns, 5 were direct purchases and 30 were purchased outside of the U.S. The Company’s net loss for the three months ended December 31, 2014 was approximately $6.9 million, or $0.21 per share on a non-diluted basis. This included approximately $0.1 million in non-cash income related to the revaluation of warrants issued in June 2011. In last year’s fourth quarter, the net loss was $4.2 million, or $0.13 per share on a non-diluted basis. This included approximately $1.4 million in non-cash income related to the revaluation of warrants issued in June 2011.

The following table sets out the annualized revenue per U.S. device and account analysis for the 2014 fourth quarter:

Program	Active Devices	Active Accounts	Annualized Revenues Per Device	Annualized Revenues Per Account
Purchased	261	228	$1,918	$2,196
Use	715	652	$11,790	$12,930
Masters	1,768	255	$4,558	$31,600
Flex	307	193	$5,720	$9,098
Total:	3,051	1,328

For the year ended December 31, 2014, TearLab’s net revenues were approximately $19.7 million, an increase of 35% from $14.6 million in 2013. The Company’s net loss for the year ended December 31, 2014 was approximately $23.7 million, or $0.71 per share on a non-diluted basis. This included approximately $1.2 million in non-cash income related to the revaluation of warrants issued in June 2011. For the year ended December 31, 2013, the loss was $29.0 million, or $0.94 per share on a non-diluted basis. This included approximately $11.1 million in non-cash expense related to the revaluation of warrants issued in June 2011. 2014 cash used in operating activities was approximately $18.0 million.

As of December 31, 2014, TearLab had $16.3 million in cash and cash equivalents, which did not include approximately $15 million in funds raised by the Company in a March 2015 debt financing.

“2014 was a building year for us, with our primary focus being on improving the integration of the TearLab Osmolarity test into the daily routines of our customers,” commented Elias Vamvakas, TearLab’s Chief Executive Officer. “Moving into 2015, with an effective sales force and strong evidence of clinical validation, a better understanding of implementation and capacity, and the ability to focus on both utilization and new accounts again, we are very excited about the year ahead.”

Conference Call and Webcast Information

TearLab will hold a conference call to discuss these results today, March 12, at 4:30pm Eastern Time at 877-303-1593. The call will also be broadcast live and archived on TearLab's website at www.tearlab.com under the "webcasts" link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone (Toll free) 855-859-2056 or (Toll) 404-537-3406 and enter reservation # 83415305 when prompted.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation's common shares trade on the NASDAQ Capital Market under the symbol 'TEAR' and on the Toronto Stock Exchange under the symbol 'TLB'.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about TearLab. Examples of forward-looking statements in this press release include statements regarding our future recurring revenue expectations and our plans for executing our marketing strategy and building a salesforce, the future potential of the TearLab® Osmolarity System and the related impact on our sales. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014, expected to be filed with the SEC on March 16, 2015, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 6, 2014. We do not undertake to update any forward-looking statements.

CONTACTS:

Investors:

Stephen Kilmer

(905) 906-6908

skilmer@tearlab.com

TearLab Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

(expressed in U.S. dollars except number of shares)

($ 000’s)

	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013
Product sales	3,890	3,582	14,432	11,852
Reader equipment rentals	1,407	856	5,286	2,793
Revenue	$5,297	$4,438	$19,718	$14,645
Costs and operating expenses
Cost of goods sold (excluding amortization of intangibles)	2,371	2,104	8,804	7,607
Cost of goods sold – reader equipment depreciation	334	219	1,292	539
Amortization of intangible assets	382	304	1,462	1,215
General and administrative	3,353	3,020	13,555	8,942
Clinical, regulatory and research & development	1,023	410	2,792	1,095
Sales and marketing	4,917	3,885	16,817	13,021
Total operating expenses	12,380	9,942	44,722	32,419
Loss from operations	(7,083)	(5,504)	(25,004)	(17,774)
Other income (expenses)	143	1,353	1,282	(11,216)
Net loss	(6,940)	(4,151)	(23,722)	(28,990)
Weighted average number of shares outstanding – basic	33,590,611	33,128,678	33,578,820	30,759,305
Net loss per common share – basic	$(0.21)	$(0.13)	$(0.71)	$(0.94)
Weighted average number of shares outstanding – diluted	33,661,775	33,678,861	33,717,344	30,759,305
Net loss per common share –diluted	$(0.21)	$(0.17)	$(0.74)	$(0.94)

TearLab Corp.

CONSOLIDATED BALANCE SHEETS

(expressed in U.S. dollars)

($ 000’s)

	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$16,338	$37,778
Accounts receivable, net	2,480	3,524
Inventory, net	2,986	885
Prepaid expenses	884	689
Other current assets	6	10
Total current assets	22,694	42,886

Fixed assets, net	4,504	3,429
Patents and trademarks, net	80	108
Intangible assets, net	3,596	3,494
Other non-current assets	157	40
Total assets	$31,031	$49,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,202	$631
Accrued liabilities	3,765	3,844
Deferred rent	174	67
Obligations under warrants	256	4,047
Total current liabilities	6,397	8,589

Exchange right	250	—

Stockholders’ equity
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized none outstanding	—	—
Common stock, $0.001 par value, 65,000,000 authorized, 33,641,302 issued and outstanding at December 31, 2014 and 65,000,000 authorized, 33,288,701 issued and outstanding at December 31, 2013	34	33
Additional paid-in capital	483,909	477,172
Accumulated deficit	(459,559)	(435,837)
Total stockholders’ equity	24,384	41,368

Total liabilities and stockholders’ equity	$31,031	$49,957